CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholder of Fidelity Distributors Corporation (a Wholly-owned Subsidiary of FMR Corp.):
We hereby consent to the inclusion in this Post-Effective No. 62 to Registration Statement No. 2-34100 on Form S-6 of our report dated January 27, 1995 on our audit of the consolidated statement of financial condition of Fidelity Distributors Corporation and Subsidiary as of December 31, 1994.
/s/COOPERS & LYBRAND L.L.P.
COOPERS & LYBRAND L.L.P.



Boston, Massachusetts
November 20, 1995